UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2020

Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-35296	34-1371693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio		44406-0555
(Address of principal executive offices)		(Zip Code)

(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	FMNB	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Timing of Filing of Annual Report on Form 11-K

In accordance with the Securities and Exchange Commission Order under Section 36 of the Securities Exchange Act of 1934 entitled “Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies,” SEC Release No. 34-88465, dated March 25, 2020 (the “Order”), Farmers National Banc Corp. (the “Company”, “we” or “our”) will be relying on the relief provided by the Order to delay the filing of the Annual Report on Form 11-K (the “Form 11-K”) for the Farmers National Bank 401(K) Retirement Savings Plan (“Plan”) for the year ended December 31, 2019 by up to 45 days.

The Company has experienced disruptions to its business and operations as a result of the coronavirus disease 2019 (“COVID-19”) pandemic. Many of its employees, including finance personnel, have been working remotely during the COVID-19 pandemic. In addition, the Company relies on third parties to perform certain analyses related to the preparation of the Plan’s financial statements and the completion of the related audit, and those third parties have also experienced disruptions to their operations due to COVID-19.

Accordingly, the Company is relying on the Order to postpone the filing of the Form 11-K to provide additional time to develop and process the necessary financial information to finalize the Plan’s financial statements and complete the related audit. The Company expects to file the Form 11-K no later than August 14, 2020.

Risk Factors Disclosure

The following are risk factors remain applicable to the Company relating to the COVID-19 global pandemic.

The outbreak of the recent COVID-19 could adversely affect our business, financial condition and results of operations.

Our business is dependent upon the willingness and ability of our customers to conduct banking and other financial transactions. The spread of a highly infectious or contagious disease, such as COVlD-19, has caused severe disruptions in the U.S. economy, which could in turn disrupt the businesses, activities, and operations of our customers, as well as our business and operations. Moreover, the COVID-19 outbreak has caused significant disruption in the financial markets both globally and in the United States. The spread of COVID-19, including the time such outbreak takes to wane and the time it takes our markets to return to normal, may result in a significant decrease in business and/or cause our customers to be unable to meet existing payment or other obligations to us. Although we maintain contingency plans, the spread could also negatively impact the business and operations of third-party service providers who perform critical services for us. The spread of COVID-19, or another highly infectious or contagious disease, or the failure to contain such spread, could have a material adverse effect to our business, financial condition and results of operations.

Adverse changes in the ability or willingness of our customers to meet their repayment obligations to the Company could adversely impact our liquidity, financial condition and results of operations.

Our business consists mainly of making loans to salaried people or other wage earners who generally depend on their earnings to meet their repayment obligations, and our ability to collect on loans depends on the willingness and repayment ability of our customers. Adverse changes in the ability or willingness of a significant portion of our customers to repay their obligations to the Company, whether due to changes in general economic, political or social conditions, the cost of consumer goods, interest rates, natural disasters, acts of war or terrorism, prolonged public health crisis or a pandemic, such as COVID-19, or other causes, or events affecting our customers such as unemployment, major medical expenses, bankruptcy, divorce or death, could have a material effect on our liquidity, financial condition and results of operations.

We maintain an allowance for loan losses in our financial statements at a level considered adequate by Management to absorb probable loan losses inherent in the loan portfolio as of the balance sheet date, based on estimates and assumptions at that date. However, the amount of actual future loan losses we may incur is susceptible to changes in economic, operating and other conditions within our various local markets, which may be beyond our control, and such losses may exceed current estimates. Although Management believes that the Company’s allowance for loan losses is adequate to absorb losses on any existing loans that may become uncollectible, we cannot estimate loan losses with certainty, and we cannot provide any assurances that our allowance for loan losses will prove sufficient to cover actual loan losses in the future. Loan losses in excess of our reserves may adversely affect our financial condition and results of operations.

In any event, any reduced liquidity could negatively impact our ability to be able to fund loans, or to pay the principal and interest on any of our outstanding debt securities at any time, including when due.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

By:	/s/ Kevin J. Helmick
Kevin J. Helmick
President and Chief Executive Officer

Date: June 26, 2020